UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

Meru Networks, Inc.

(Exact name of registrant as specified in its charter)

001-34659

(Commission File Number)

Delaware	26-0049840
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

894 Ross Drive, Sunnyvale, California 94089

(Address of principal executive offices, with zip code)

(408) 215-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 28, 2014, Meru Networks, Inc. (the “Company”) issued a press release reporting its financial results for the quarter ended June 30, 2014. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and the accompanying exhibit shall not be incorporated by reference in any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2014 Management Bonus Plan

On July 22, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved an Amended and Restated 2014 Management Bonus Plan (the “Amended Bonus Plan” in which each of the Company’s executive officers is eligible to participate. The Amended Bonus Plan amends and restates in its entirety the prior 2014 Bonus Plan approved by the Committee on January 28, 2014 (the “Original Plan”). A summary of the terms of the Amended Bonus Plan are as follows:

•	No Revenue Bonus or Non-GAAP EBITA Bonus will be paid to any executive officer for first half (first quarter and second quarter) 2014 performance.

•	Bonuses for the second half of 2014 are earned and paid based on achievement against goals for the second half of 2014 (less any amounts paid upon achievement of quarterly revenue targets).

•	Target bonus levels for the second half of 2014 are 50% of a fixed percentage of the executive officer’s annual base salary as of December 31, 2014. The fixed percentages for the Revenue Bonus, Non-GAAP EBITA Bonus and MBO Bonus for each executive officer are unchanged from the Original Plan.

•	Revenue Bonus. For achievement between 89.7% and 100% of the second half revenue target under the Company’s updated second half operating plan (the “Revenues Target”), the Revenue Bonus for each of the Company’s executive officers will start at a payout of 0% of the target Revenue Bonus amount and will increase on a straight-line basis according to the percentage of achievement up to 80%. For achievement above 100% and up to 105.2% of the Revenues Target, the Revenue Bonus will start at a payout of 80% of the target Revenue Bonus amount and will increase on a straight-line basis according to the percentage of achievement up to 100%. A portion of the Revenue Bonus, if any, is paid quarterly based on quarterly revenue targets following the Company’s earnings announcements.

•	Non-GAAP EBITA Bonus. The minimum non-GAAP EBITA result (the “Minimum Threshold”) shall be $2.63 million less than the non-GAAP EBITA target set by the Committee (the “Second Half Target”). The amount of the Non-GAAP EBITA Bonus will be calculated on a straight-line basis starting at 0% of the target Non-GAAP EBITA Bonus upon achievement of the Minimum Threshold, and up to 80% of the target Non-GAAP EBITA Bonus upon achievement of 100% the Second Half Target under the Company’s updated second half operating plan. For achievement above 100% and up to 158.4% of the Target Non-GAAP EBITA Amount, the Non-GAAP EBITA Bonus will start at a payout of 80% of the target Non-GAAP EBITA Bonus and will increase on a straight-line basis according to the percentage of achievement up to 100% target Non-GAAP EBITA Bonus.

•	MBO Bonus. Executives, other than the CEO, CFO and SVP Sales, are eligible to receive an MBO bonus which shall be tied to performance by the executive against management objectives.

•	Up to 2/3rds of any bonus payable under the Amended Bonus Plan may be paid, in the discretion of the Committee, in fully vested restricted stock units (“RSUs”) with no uplift for liquidity.

The target and maximum bonuses for second half 2014 under the Amended Bonus Plan based on the current salaries for the named executive officers are as follows (subject to rounding):

Name	Target Second Half* Bonus as a Percentage of Annual Salary	Target Second Half* Bonus Amount	Maximum Amount of All Potential Bonuses under Amended Plan
Bami Bastani, Ph.D. President and CEO	50%	$225,000	$225,000
Brian McDonald Chief Financial and Administrative Officer	25%	$76,500	$76,500
Larry Vaughan , SVP Worldwide Sales and Field Operations	59%	$162,500	$162,500
Sarosh Vesuna VP and GM, Business Units	22.5%	$50,625	$50,625
Ajay Malik SVP, Engineering	22.5%	$61,875	$61,875

*	No bonus payments were made for first half performance.

The foregoing is a summary of the Amended and Restated 2014 Management Bonus Plan and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Amended and Restated 2014 Management Bonus Plan, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-Kand is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title or Description

10.01	Amended and Restated 2014 Management Bonus Plan.

99.1	Press release dated July 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: July 28, 2014	By:	/S/ Brian R. McDonald
Brian R. McDonald
Chief Financial and Administrative Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.01	Amended and Restated 2014 Management Bonus Plan.

99.1	Press release dated July 28, 2014.

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